UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: September 9, 2024

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 W. Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2024, Archer Aviation Inc.’s (the “Company” or “Archer”) Chief Financial Officer, Mark Mesler, will take a temporary medical leave. The Company currently anticipates that Mr. Mesler will return to his role during the first quarter of 2025.

During Mr. Mesler’s leave, Priya Gupta, age 41, the Company’s Vice President of Finance, will serve as its acting Chief Financial Officer and acting principal financial officer. Ms. Gupta has served in her role as Vice President of Finance since April 2022. Prior to Archer, Ms. Gupta was at Volansi, Inc., an aerial logistics and drone company, from June 2021 to April 2022, where she last served as the Vice President of Finance. From September 2011 through to her joining Volansi, Inc., Ms. Gupta held progressively more senior finance roles, including Director of Finance, at Bloom Energy Corporation, a company manufacturing and marketing solid oxide fuel cells that produce electricity on-site. Ms. Gupta holds a B.A. in Economics from Delhi University and a M.B.A. from Purdue University Daniels School of Business.

There is no arrangement or understanding between Ms. Gupta and any other persons, pursuant to which Ms. Gupta was selected as an officer, no family relationships among any of the Company’s directors or executive officers and Ms. Gupta, and Ms. Gupta does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Gupta has entered into the Company’s standard form of Indemnity Agreement. The form of the Indemnity Agreement was previously filed by the Company as Exhibit 10.26 to the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2021 and is incorporated by reference herein.

Item 8.01 Other Events.

On September 6, 2024, the United States District Court for the Northern District of California (the “Court”) entered an order regarding the settlement agreement between the Company, The Boeing Company and Wisk Aero LLC (“Wisk”) entered into in August 2023. This order addressed a dispute between the parties regarding the exercisability of the second tranche of the warrant issued by the Company to Wisk pursuant to the settlement agreement. The Court has determined that the shares underlying the second tranche of the warrant are immediately exercisable and that the Company must pay Wisk prejudgment interest for the period from March 21, 2024 and the date of the Court’s hearing on the issue, which occurred on August 14, 2024, at a rate of $11,912.53 per day.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.These forward-looking statements include, but are not limited to, statements regarding future events, the timing of Mr. Mesler’s return to his role, and other statements that are not historical facts. These statements are based on the current expectations of Archer’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These statements are subject to a number of risks and uncertainties regarding the business of Archer and actual results may differ materially. These risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2023, under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Date: September 9, 2024
	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	General Counsel and Secretary